UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 23, 2018 (November 17, 2018)

  Moxian, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-37902	27-3729742
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Units B & C, Block D Fuhua Tower 8 Chaoyangmen North Street Dongcheng District,

Beijing 100027 Peoples' Republic of China

(address of principal executive offices) (zip code)

Tel: +86 (0)755-66803251

(registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01	NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING

On November 23, 2018, the registrant notified the NASDAQ Capital Market that the registrant was aware of a noncompliance with NASDAQ Continued Listing Rules as a result of the departure of such directors as caused the company no longer to have sufficient independent directors on the audit committee (Rule 5605(c), which requires three independent directors, including an audit committee financial expert). With Ms. Sun’s departure, the audit committee no longer has three members or an audit committee financial expert. The company is currently seeking new qualified directors to serve on the board and audit committee and will also consider appointing non-independent directors to serve on committees for the exceptional and limited circumstances permitted by NASDAQ rules. In addition, the Company does not have a majority of independent directors as required by Rule 5605(b), as it currently has two independent directors and two non-independent directors.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

5.02	(b)

Yin Yi Jun Resignation

Effective November 17, 2018, Yin Yi Jun resigned as Chief Executive Officer of Moxian, Inc. (the “Registrant”). Yin Yi Jun’s resignation was not the result of any disagreement with the Registrant, the Registrant’s management or the Board of Directors (the “Board”).

Sun Cai Di Resignation

Effective November 18, 2018, Sun Cai Di resigned as a member of the Board of the Registrant. Sun Cai Di’s resignation was not the result of any disagreement with the Registrant, the Registrant’s management or the Board.

5.02	(c)

Appointment of Hao Qing Hu as Acting Chief Executive Officer

On November 22, 2018, the Board of Directors of the Registrant appointed Hao Qing Hu as its acting Chief Executive Officer, effective immediately. As of the date of this report, the Registrant has not entered into an employment agreement with Mr. Hao for such service and is not paying any new or additional compensation.

Mr. Hao has more than 20 years of experience in managing business operations and business strategy. Since September, 2015 he has been the General Manager of Moxian Beijing— a subsidiary of Moxian, Inc., in charge of Moxian Beijing’s overall operations. From June 2014 until September 2015, Mr. Hao was a Deputy General Manager of Xinhua Huamei Investment Management Co., Ltd. From 2005 until May 2014, Mr. Hao was a General Manager of Shandong Debang Construction Science and Technology Co., Ltd, where he was responsible for day to day operations and business development. Mr. Hao received his EMBA from Tsinghua University. Mr. Hao was a board appointee of Xinhua Huifeng Equity Centre (Limited Partnership).

Current Board Composition

As a result of recent departures from the Board of Directors of the Registrant, the Board of Directors currently consists of the following members:

Hao Qing Hu - Director (non-independent); Acting Chief Executive Officer
Liu Tao - Chairman of Board of Directors (non-independent)
Choong Khuat Leok (Lionel) - Independent Director; Chair of nominating committee, member of audit committee and compensation committee
Lim Yew Seng - Independent Director; Chair of compensation committee, member of audit committee and nominating committee

Item 8.01	OTHER EVENTS

On October 31, 2018, the Registrant filed a Current Report on Form 8-K announcing the vacation of its principal office in Shenzhen in August 2018. The address of the Registrant’s new principal office is

Units B & C, Block D
Fuhua Tower
8 Chaoyangmen North Street
Dongcheng District
Beijing 100027
Peoples' Republic of China

In addition, as a result of the departure of Mr. Yin as Chief Executive Officer, the Registrant expects the financial support previously provided by former director Liu Shu Juan to terminate. As previously disclosed in periodic reports filed by the Registrant, the Registrant’s ability to continue as a going concern since 2017 has been heavily reliant on loans provided by Ms. Liu. The Registrant does not anticipate that Ms. Liu will continue to provide such loans and may require repayment of such facilities. If this happens and if the Registrant is unable to obtain financial support from other sources, the Registrant’s ability to continue as a going concern will be materially and adversely affected.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOXIAN, INC.

Date: November 23, 2018	By:	/s/ Tan Wan Hong
Name: Tan Wan Hong
Title: Chief Financial Officer